Exhibit 99.1

Marrone Bio Innovations, Inc. Reports Second Quarter 2017 Financial Results

Second Quarter 2017 GAAP Revenues Increase 28% to $6.5 Million; Product Shipments

Increase 36% to $5.7 Million; Gross Margins Increase to 38.8%

DAVIS, Calif., August 14, 2017 - Marrone Bio Innovations, Inc. (“MBI” or the “Company”) (NASDAQ: MBII), a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets, has provided its financial results for the second quarter ended June 30, 2017.

Financial Highlights

•	GAAP revenues grew 38% to $10.6 million in the first half of 2017, compared to $7.7 million in first half of 2016. GAAP revenues increased 28% to $6.5 million in the second quarter of 2017, compared to $5.0 million in the second quarter of 2016.

•	Product shipments[1] grew 51% to $12.1 million in the first half of 2017, compared to $8.1 million in the first half of 2016. Product shipments increased 36% to $5.7 million in the second quarter 2017, compared to $4.2 million in the same year-ago quarter.

•	Gross margin increased to 41.3% in the first half of 2017, compared to 30.2% in the first half of 2016. Gross margin increased to 38.8% in the second quarter of 2017, compared to 38.2% in the same quarter year-ago.

Management Commentary

“We’ve continued our steadfast progress in the first half and second quarter of 2017, and despite unfavorable weather that we believe reduced the number of expected sprays in some of our key markets—based upon historical practices and use patterns by growers—we grew second quarter shipments by over 36% to $5.7 million,” said Dr. Pam Marrone, CEO of MBI. “This growth is particularly impressive given the agricultural business for our competitors was down more than 15%, on average, in the second quarter of 2017. We continue to enjoy growth above industry average due to our portfolio approach to product development and marketing, which focuses on addressing unmet market needs and promotes significant opportunities for each of our products.

“We have also continued our highly-targeted R&D focus on near-term and existing products, which is paying off significantly. A few recent highlights of our ongoing manufacturing improvement efforts in R&D include a 4x improvement in Grandevo® fermentation and an estimated 40% reduction to downstream processing costs, as well as increasing the production of Majestene®’s main nematicidal component, all of which are being implemented as quickly as is feasible to improve product margins. It is these sorts of breakthroughs that stand as a testament to our innovation, and when combined with increasing sales and continuously improving in-house manufacturing capabilities, we expect to drive margin improvements in a meaningful way over the long-term.”

Dr. Marrone, concluded: “Our brands are achieving recognition in the market place—both in U.S. and international markets—which has translated to increased sales as we market our solutions to address the unmet pest and disease challenges of our customers.”

[1]	See notes at the end of this release for additional information related to non-GAAP financial measures.

Recent Operational Highlights

•	Executed the successful launch of Haven™, an anti-transpirant and sun protectant, which has experienced initial demand from growers that is several times higher than MBI internal projections. Haven has achieved improved quality and yields in targeted crops, such as tree nuts and tree fruit, and has also been found to reduce sun damage on berries, which is a new crop use for Haven.

•	Became master distributor for Jet Harvest Solutions for the organic Biofungicide/sanitizer, Jet-Ag®, a product that complements our flagship fungicide, Regalia.

•	Achieved excellent field trial results with all of our products in key market regions in Latin America and Asia. Entered the African market through the first commercial shipment of our biofungicide, REYSANA™, to Morocco for use by growers on tomatoes, grapes and cucurbits. Reysana contains the same ingredients as Regalia® Biofungicide, which is now marketed and sold in more than 10 countries worldwide.

•	Expanded the approvals of MBI products on multiple state listings for cannabis uses where those crops are authorized for medicinal or adult use.

•	Initiated new construction at MBI’s Marrone Michigan Manufacturing facility to begin manufacturing Grandevo WDG, a second-generation formulation, in the late fall, to will allow MBI to meet anticipated demand for this newly introduced product.

•	Completed, in conjunction with the U.S. Geological Survey, state agencies and local conservation organizations, a U.S. EPA Great Lakes Restoration Initiative-funded project that used Zequanox® in an open water trial on Round Lake in Michigan. The purpose of the study was to control invasive zebra and quagga mussels that have disrupted and degraded ecosystems throughout the United States, without harming native aquatic species or recreational activities. Round Lake is a pilot for potential large-scale habitat restoration efforts on the Great Lakes.

•	Continued stellar efficacy trials of Stargus™ and Amplitude™ (MBI-110) Biofungicides, slated for U.S. EPA approval in the second half of 2017, against key crop diseases. Launch plans have been developed and finalized, with targeted placements with key growers scheduled in late fall.

•	Concluded a collaboration with strawberry industry leaders on field evaluations and demonstrations of Ennoble™ (MBI-601), a MBI-developed soil biofumigant that has gained U.S. EPA approval. In field demonstrations, MBI-601 performed as well as a leading toxic chemical fumigant.

•	Progressed on development of MBI-014 (formerly 010), an organic bioherbicide that is on target for an EPA submission in the fourth quarter of 2017.

Conference Call and Webcast

Management will host a conference call today, August 14, 2017 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss Marrone Bio Innovation’s second quarter 2017 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Q2 2017 Conference Call and Webcast

Date: Monday, August 14, 2017

Time: 1:30 p.m. Pacific time (4:30 p.m. Eastern time)

U.S. Dial-in: 1-877-604-9668

International Dial-in: 1-719-325-4749

Conference ID: 6698757

Webcast: http://public.viavid.com/index.php?id=125013

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through September 14, 2017. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 6698757. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: MBII Q2 2017 Webcast.

Non-GAAP Financial Measures

The Company uses product shipments, which is not defined by, or presented in accordance with, generally accepted accounting principles (“GAAP”), to evaluate various aspects of its business. Product shipments is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, product revenues reported in accordance with GAAP. Product shipments as used in this press release is defined as product revenues, plus related party product revenues, plus the incremental amount of deferred revenues accrued during the applicable period from product shipments. This calculation specifically excludes changes in deferred revenue related to license revenues and customer deposits, and is intended to approximate the total value of products sold and under contract for sale in a given period. Product shipments, as defined by the Company, may not be comparable to similarly titled measures used by other companies. The Company’s management uses this non-GAAP financial measure in order to have comparable results to analyze sales performance from quarter to quarter. The Company has chosen to provide this supplemental information regarding its sales in a given period to investors to facilitate a meaningful evaluation of actual operating results on a comparable basis with historical results, including to track product adoption, and to assist investors in their valuation of the Company. In future periods, the calculation of product shipments may be different than in this release.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Product revenues	$6,418	$4,957	$10,514	$7,534
Change in deferred product revenue(a)	(746)	(788)	1,620	521

Product shipments	$5,672	$4,169	$12,134	$8,055

(a) Change in deferred product revenue is defined as the increase in the amount of deferred product revenues accrued during the applicable period, less prior deferred product revenues recognized during the applicable period, excluding the change in deferred revenue associated with license fees and customer deposits. For the three months ended June 30, 2017 and 2016, deferred license revenues decreased $58,000 and $92,000, respectively, and $116,000 and $184,000 for the six months ended June 30, 2017 and 2016, respectively.

The use of product shipments has certain limitations. The Company’s presentation of this non-GAAP financial measure may be different from the presentation used by other companies, and therefore comparability may be limited. We compensate for these limitations by providing the relevant disclosure of our product revenues, related party revenues, deferred revenues and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. Product shipments are used in addition to and in conjunction with results presented in accordance with GAAP, and should not be considered as an alternative to product revenues, deferred revenues, total revenues, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Product shipments reflects an additional way of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety, including the attached unaudited condensed consolidated financial statements, and not to rely on a single financial measure.

About Marrone Bio Innovations

Smart. Natural. Solutions.

Marrone Bio Innovations, Inc. (NASDAQ: MBII) strives to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. MBI’s effective and environmentally responsible pest management solutions help customers operate more sustainably while uniquely improving plant health and increasing crop yields. MBI currently has six commercially available products (Regalia®, Grandevo®, Venerate®, Majestene®, Haven™ and Zequanox®) as well as eight product candidates in various stages of the company’s rapid development pipeline. MBI also distributes Bio-tam 2.0® for Isagro USA in the western U.S. and Jet-Ag® for Jet Harvest in most regions of the U.S.

Marrone Bio Innovations is dedicated to pioneering smart biopesticide solutions that support a better tomorrow for both farmers and consumers around the globe. For more information, please visit www.marronebio.com.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding sales of the Company’s products, the potential benefits of the Company’s products, MBI’s efforts with respect to marketing in U.S. and international markets, the completion and timing of new construction at the Company’s manufacturing facility and anticipated product launches and EPA submissions. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing MBI’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and adverse decisions by regulatory agencies and other relevant third parties, and any inability to raise capital to fund operations and service the Company’s debt. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the SEC. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contacts:

Pam Marrone, CEO and Founder

Julie Versman, Sr. Director of International Business

Telephone: +1 (530) 750-2800

Email: Info@marronebio.com

Investor Relations:

Greg Falesnik

Managing Director

MZ Group – MZ North America

Main: 949-385-6449

MBII@mzgroup.us

www.mzgroup.us

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

(In Thousands, Except Par Value)

	JUNE 30, 2017	DECEMBER 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,242	$9,609
Restricted cash, current portion	1,444	1,444
Accounts receivable	5,794	3,592
Inventories, net	8,364	8,482
Deferred cost of product revenues	3,410	2,688
Prepaid expenses and other current assets	387	1,060

Total current assets	29,641	26,875
Property, plant and equipment, net	16,476	17,343
Restricted cash, less current portion	1,560	1,560
Other assets	140	205

Total assets	$47,817	$45,983

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$3,197	$1,385
Accrued liabilities	6,730	5,508
Accrued interest due to related parties	1,596	1,618
Deferred revenue, current portion	6,755	5,647
Capital lease obligations, current portion	487	839
Debt, current portion	2,954	252

Total current liabilities	21,719	15,249
Deferred revenue, less current portion	2,186	1,787
Debt, less current portion	21,029	21,083
Debt due to related parties	37,240	36,667
Other liabilities	1,293	1,381

Total liabilities	83,467	76,167
Commitments and contingencies (Note 8)
Stockholders’ deficit:
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at June 30, 2017 and December 31, 2016	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 31,351 shares issued and outstanding as of June 30, 2017 and 24,661 as of December 31, 2016	—	—
Additional paid in capital	214,011	204,463
Accumulated deficit	(249,661)	(234,647)

Total stockholders’ deficit	(35,650)	(30,184)

Total liabilities and stockholders’ deficit	$47,817	$45,983

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2017	2016	2017	2016
Revenues:
Product	$6,418	$4,957	$10,514	$7,534
License	58	92	116	184

Total revenues	6,476	5,049	10,630	7,718
Cost of product revenues	3,966	3,118	6,245	5,387

Gross profit	2,510	1,931	4,385	2,331
Operating Expenses:
Research, development and patent	2,853	2,313	5,297	4,635
Selling, general and administrative	5,073	4,512	10,416	10,042

Total operating expenses	7,926	6,825	15,713	14,677

Loss from operations	(5,416)	(4,894)	(11,328)	(12,346)
Other income (expense):
Interest income	—	10	1	25
Interest expense	(869)	(759)	(1,505)	(1,509)
Interest expense to related parties	(1,085)	(1,083)	(2,159)	(2,166)
Other income (expense), net	(15)	(57)	(23)	(63)

Total other expense, net	(1,969)	(1,889)	(3,686)	(3,713)

Loss before income taxes	(7,385)	(6,783)	(15,014)	(16,059)
Income taxes	—	—	—	—

Net loss	$(7,385)	$(6,783)	$(15,014)	$(16,059)

Basic and diluted net loss per common share	$(0.25)	$(0.28)	$(0.55)	$(0.65)

Weighted-average shares outstanding used in computing net loss per common share	29,401	24,598	27,070	24,584

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

(In Thousands, Except Par Value)

		Updated
	SIX MONTHS ENDED JUNE 30,
	2017	2016
Cash flows from operating activities
Net loss	$(15,014)	$(16,059)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,034	1,150
Loss (gain) on disposal of equipment	(4)	58
Share-based compensation	1,169	1,327
Non-cash interest expense	730	657
Net changes in operating assets and liabilities:
Accounts receivable	(2,202)	(2,196)
Inventories	118	1,068
Prepaid expenses and other assets	738	403
Deferred cost of product revenues	(722)	(430)
Accounts payable	1,595	196
Accrued and other liabilities	1,242	(1,419)
Accrued interest due to related parties	(22)	425
Deferred revenue	1,507	1,449
Deferred revenue from related parties	—	(168)

Net cash used in operating activities	(9,831)	(13,539)
Cash flows from investing activities
Purchases of property, plant and equipment	(160)	(93)

Net cash used in investing activities	(160)	(93)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	8,223	—
Repayment of debt	(134)	(129)
Proceeds from secured borrowings	6,151	—
Reductions in secured borrowings	(3,281)	—
Repayment of capital leases	(352)	(346)
Change in restricted cash	—	15,412
Exercise of stock options	17	16

Net cash provided by financing activities	10,624	14,953
Net increase in cash and cash equivalents	633	1,321
Cash and cash equivalents, beginning of period	9,609	19,838

Cash and cash equivalents, end of period	$10,242	$21,159

Supplemental disclosure of cash flow information
Cash paid for interest	$2,938	$2,595
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$7	$24

Financing costs in accounts payable	$215	$—

Equipment acquired under capital leases	$—	$1,586